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                                                                   EXHIBIT 10.28

                                FIRST AMENDMENT
                                       TO
                                LETTER AGREEMENT



          This First Amendment dated as of April 30, 1997 ("First Amendment"), to that certain Letter Agreement, dated as of February 7, 1997 (the "Agreement"), between National Mercantile Bancorp, a California corporation ("Company"), Wildwood Enterprises Inc. Profit Sharing Plan and Trust ("Purchaser") and Robert Redford ("Redford"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.


                                    RECITALS


          1. The Company, Purchaser and Redford have entered into the Agreement providing for the Company to sell to the Purchaser or Redford (if Purchaser is prohibited from purchasing) and Purchaser or Redford to purchase from the Company up to $500,000 of noncumulative convertible preferred stock, $10.00 stated value ("Preferred Stock"), for the purchase price and upon the terms and conditions set forth in the Agreement.

          2. Purchaser and the Company desire to extend the date by which the transactions contemplated by the Agreement must be consummated to June 30, 1997.

          3. Purchaser and Redford desire to relieve Redford of any obligation under the Agreement to purchase the Preferred Stock.

          4. The Agreement as originally drafted did not accurately reflect the amount to be purchased by Purchaser or Redford, as the case may be.

          5. Based on the Purchaser's percentage allocation, Purchaser will purchase a maximum aggregate of $550,000 of Preferred Stock.

          6. Purchaser, Redford and the Company desire to amend the Agreement to reflect the foregoing facts, upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing premises and the agreements hereinafter set forth and for other fair and adequate consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          1. Section 1.2 of the Agreement shall be deleted in its entirety and replaced with the following:
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               1.2 MINIMUM PURCHASE BY PURCHASER AND TIER I STANDBY PURCHASERS.
               Subject to the terms, conditions and limitations herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser severally agrees to purchase from the Company, ratably with all Tier I Standby Purchasers in accordance with the percentage allocation set forth on Schedule A and Schedule B, at the subscription price and otherwise in accordance with this agreement, an amount not less than the Additional Shares, but in no event shall the Subscription Price paid by Wildwood Enterprises Inc. Profit Sharing Plan and Trust exceed $550,000.

          2. Section 5.1 of the Agreement shall be deleted in its entirety and replaced with the following:

               5.1 ORGANIZATION. The Purchaser is a trust created pursuant to an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA. Purchaser has full power and authority under the terms of all applicable laws, governmental rules and governmental regulations, including, without limitation, ERISA and the Code, to perform its obligations under this Agreement.

          3. Section 5.2 of the Agreement shall be deleted in its entirety and replaced with the following:

               5.2 INVESTMENT INTENT. The Purchaser is acquiring the Preferred Shares pursuant to this Agreement for its own account for investment only and not with a view to any distribution thereof within the meaning of the Securities Act.

          4. Section 5.3 of the Agreement shall be deleted in its entirety and replaced with the following:

               5.3 AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized by all necessary action required of an entity such as the Purchaser, executed and delivered by the Purchaser, and constitutes a valid, legal and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by ERISA or the Code or by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement, the consummation by the Purchaser of the transactions herein contemplated and the compliance by the Purchaser with the
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               terms hereof do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser is a party or by which any of the Purchaser's properties or assets are bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Purchaser or any of the Purchaser's properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such government, governmental instrumentality or court, domestic or foreign, is required for the valid authorization, execution, delivery and performance by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement.

          5. Section 5.4 of the Agreement shall be deleted in its entirety and replaced with the following:

               5.4 QUALIFICATION OF PURCHASER. The state in which the
               Purchaser's principal office is located is set forth on Schedule
               A. The Purchaser qualifies as an accredited investor within the meaning of Rule 501 under the Securities Act. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment to be made hereunder by the Purchaser. The Purchaser has received and reviewed this Agreement and all other documents and materials the Company has provided to it in connection with the purchase of the Available Shares. The Purchaser has had access to and an opportunity to review all documents and other materials requested of the Company and has been given an opportunity to ask such questions of the Company concerning the terms and conditions of the sale of the Available Shares and the business, operations, financial condition, prospects, assets and liabilities of the Company and other relevant matters as it has deemed necessary or desirable and has been given all such information as it has requested, to evaluate the merits and risks of the investment contemplated herein. The Purchaser understands that the Available Shares being purchased hereunder have not been registered under the Securities Act or registered or qualified under any state securities laws on the grounds that such Available Shares are being issued in a transaction exempt from the registration requirements of the Securities Act and the registration or qualification requirements of applicable state securities laws, and that such Available Shares must be held indefinitely unless such Available Shares are subsequently registered under the Securities
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               Act and qualified or registered under applicable state securities laws or an exemption from registration and qualification is available, and that the Company is under no obligation to register or qualify the Available Shares except as contemplated by the Registration Rights Agreement. The Purchaser has not seen or received and is not acquiring the Available Shares purchased hereunder pursuant to any advertisement with respect to the sale of the Available Shares.

          6. Section 10.1(b) of the Agreement shall be deleted in its entirety and replaced with the following:

               (b) by either the Company or Purchaser if (i) any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;
               (ii) the shareholders of the Company have not approved the Restatement; (iii) the transactions contemplated hereunder have not been consummated on or before June 30, 1997, unless the failure of consummation shall be due to failure of the party seeking to terminate, to perform or observe in all material respects the covenants and agreements hereunder to be performed or observed by such party; or (iv) there shall have been an inaccuracy in any of the representations or warranties on the part of the other party or material breach of any covenant or agreement set forth in this Agreement on the part of the other party, which breach shall not have been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach from the other party;

          7.   Section 13.9 of the Agreement is hereby deleted in its entirety.

          8. Each of the Company, Purchaser and Redford hereby represent and warrant to the other that: (i) it or he, as the case may be, has all requisite power, authority and legal capacity to execute and deliver this First Amendment;
(ii) the execution and delivery of this First Amendment has been duly and validly authorized by it, if applicable, and no other corporate proceedings on its part will be necessary to authorize this First Amendment; and (iii) assuming the due authorization, execution and delivery by the other parties hereto, this First Amendment constitutes its or his, as the case may be, legal, valid and binding obligation, enforceable against it or him, as the case may be, in accordance with its terms, except as such enforceability may be limited by ERISA or the Code or by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principals of equity.

          9. Except as expressly amended hereby, the Agreement shall remain in full force and effect from and after the execution of this First Amendment.
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          10.  This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

          11. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


(Signature page follows)
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          IN WITNESS WHEREOF, and intending to be legally bound hereby, each of
Purchaser, Redford and the Company has signed or caused to be signed its or his (as the case may be) name as of the day and year first above written.

                                    NATIONAL MERCANTILE BANCORP


                                    By:___________________________________
                                       Name:
                                       Title:


                                    WILDWOOD ENTERPRISES INC.
                                    PROFIT SHARING PLAN AND TRUST


                                    By:___________________________________
                                       Name:
                                       Title:


                                    ROBERT REDFORD


                                    ___________________________